Exhibit 99

TI to return more cash to shareholders with 12% dividend increase and authorization for $7.5 billion in share repurchases

DALLAS (Sept. 17, 2015) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today said it will raise its quarterly cash dividend by 12 percent, from $0.34 per share to $0.38, or $1.52 annualized. The higher dividend will be payable November 16, 2015, to stockholders of record on October 30, 2015, contingent upon formal declaration by the board of directors at its regular meeting in October.

The board of directors also authorized the company to repurchase an additional $7.5 billion of its common stock over time. This is in addition to approximately $1.8 billion of previously authorized repurchases that remained at the end of June 2015.

Dividend increases and share repurchases are both part of TI’s capital management strategy. The company has increased dividends each year for the past 12 years, and through consistent share repurchases has reduced outstanding shares by 40 percent since the beginning of 2005.

TI continues to invest in growth, having made cumulative R&D investments of $8 billion in the past five years, along with investments in manufacturing equipment to support $6 billion in future growth. The company has gained share in its core businesses of Analog and Embedded Processing each year over the same time period.

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Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

•	Market demand for semiconductors, particularly in markets such as personal electronics and communications equipment;
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TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	TI’s ability to compete in products and prices in an intensely competitive industry;
•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
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Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

•	Natural events such as health epidemics, severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
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Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

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Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture our products or operate our business, or subject us to fines, penalties, or other legal liability;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
•	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;
•	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
•	Customer demand that differs from our forecasts;
•	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
•	Impairments of our non-financial assets;
•	Product liability or warranty claims, claims based on epidemic or delivery failure, recalls by TI customers for a product containing a TI part or other legal proceedings;
•	TI’s ability to recruit and retain skilled personnel;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	TI’s obligation to make principal and interest payments on its debt;
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TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Breaches of our information technology systems or those of our customers or suppliers.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-K for the year ended December 31, 2014. The forward-looking statements included in this release are made only as of the date of this release. TI undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or risks. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping more than 100,000 customers transform the future, today. Learn more at www.ti.com.